As filed with the Securities and Exchange Commission on April 16, 2002

                                                      Registration No. 333-92029
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------


                           NEWMONT MINING CORPORATION
             (Exact name of Registrant as specified in its charter)


                              --------------------


    Delaware                 1700 Lincoln Street                 84-1611629
(State or other             Denver, Colorado 80203            (I.R.S. Employer
jurisdiction of                 (303) 863-7414               Identification No.)
incorporation or            (Address of principal
 organization)                executive offices)

                              --------------------

                              Britt D. Banks, Esq.
                           Newmont Mining Corporation
                               1700 Lincoln Street
                             Denver, Colorado 80203
                                 (303) 863-7414
                      (Name, address and telephone number,
                   including area code, of agent for service)

                              --------------------

                                   Copies to:
                             Maureen Brundage, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                                 (212) 819-8200

                              --------------------

This constitutes Post-Effective Amendment No. 2 to Registration Statement No. 333-92029. This statement is made pursuant to Rule 414(d) of the Securities Act of 1933, as amended.

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

          On February 15, 2002, Delta Acquisitionco Corp., at the time a direct wholly owned subsidiary of Delta Holdco Corp. ("Holdco") and an indirect wholly owned subsidiary of Newmont Mining Corporation ("Old Newmont"), was merged into Old Newmont (the "Reorganization"), with Old Newmont being the surviving corporation. As a result of the Reorganization, Old Newmont became a wholly owned subsidiary of Holdco. In connection with the Reorganization, Holdco changed its name to "Newmont Mining Corporation" and Old Newmont changed its name to "Newmont USA Limited". Pursuant to the Reorganization, shares of Old Newmont common stock were exchanged for shares of common stock of Holdco.

          Pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Securities Act"), Holdco hereby expressly adopts as its own, for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended, the Registration Statement on Form S-4 (No. 333-92029) previously filed by Old Newmont. Accordingly, the shares of common stock to be issued under that Registration Statement shall be shares of common stock of Holdco.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 to Form S-4 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 16th day of April, 2002.

                                       NEWMONT MINING CORPORATION

                                       By /s/Britt D. Banks
                                         ---------------------------------------
                                         Name:   Britt D. Banks
                                         Title:  Vice President, General Counsel
                                                 and Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.

Signature                             Title                       Date

----------------------
    Glen A. Barton                    Director                    April 16, 2002

           *
----------------------
  Vincent A. Calarco                  Director                    April 16, 2002

           *
----------------------
   Ronald C. Cambre                   Director                    April 16, 2002

           *
----------------------
  James T. Curry, Jr.                 Director                    April 16, 2002

           *
----------------------
  Joseph P. Flannery                  Director                    April 16, 2002

----------------------
  Leo I. Higdon, Jr.                  Director                    April 16, 2002

           *
----------------------
    M. Craig Haase                    Director                    April 16, 2002

           *
----------------------
   Michael S. Hamson                  Director                    April 16, 2002

           *
----------------------
    Pierre Lassonde                   Director                    April 16, 2002

           *
----------------------
   Robert J. Miller                   Director                    April 16, 2002

           *                          Chairman of the Board
----------------------                and Chief Executive
    Wayne W. Murdy                    Officer
                                      (Principal Executive
                                      Officer)                    April 16, 2002


           *
----------------------
  Robin A. Plumbridge                 Director                    April 16, 2002

           *
----------------------
   John B. Prescott                   Director                    April 16, 2002

           *
----------------------
   Moeen A. Qureshi                   Director                    April 16, 2002

           *
----------------------
   Michael K. Reilly                  Director                    April 16, 2002

           *
----------------------
   Seymour Schulich                   Director                    April 16, 2002

           *
----------------------
   James V. Taranik                   Director                    April 16, 2002

/s/Bruce D. Hansen                    Senior Vice President
----------------------                and Chief Financial
  Bruce D. Hansen                     Officer
                                      (Principal Financial
                                      Officer)                    April 16, 2002

/s/Linda K. Wheeler                   Vice President and
----------------------                Controller
  Linda K. Wheeler                    (Principal Accounting
                                      Officer)                    April 16, 2002


*By /s/Britt D. Banks
   ----------------------------
   Britt D. Banks,
   as Attorney-in-fact